Exhibit 3a

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of

Document Number

ROSS MILLER

20100803687-45

Ross Miller

Filing Date and Time

Secretary of State

10/26/2010 8:00: AM

State of Nevada

Entity Number

E0517852010-1

Articles of Incorporation

       (PURSUANT TO NRS 78)

1.  Name of

     Corporation:

HACER, INC.

2.  Resident Agent

NETTA GIRARD

     Name and Street

2550 E. Desert  Inn Rd, Ste.224

Las Vegas  Nevada 89117

     Address:

3.  Shares:

Number of shares

Par value

Number of shares

with par value:

75,000,000

per share

$.001

without par value:

4.  Names & Addresses

     Of the Board of

     Directors/Trustees:

Stephen A Schramka

2550 E. Desert Inn Rd. Ste.224

Las Vegas  Nevada 89121

5.  Purpose:      The purpose of this Corporation shall be: Any Legal Purpose

6.  Name, Address

     And Signature of

     incorporator:

Netta Girard

X  /s/Netta Girard

2559 E. Desert Inn Rd. Ste.224

Las Vegas

Nevada 89121

7.   Certificate of

      Acceptance of

      Appointment of

      Resident Agent:        I hereby accept appointment as Resident Agent for the above named corporation

X  /s/  Netta Girard

10-25-10